Exhibit 4.1

GASTAR EXPLORATION USA, INC.,

GASTAR EXPLORATION LTD.

AND EACH OF THE OTHER GUARANTORS PARTY HERETO

12 ¾% SENIOR SECURED NOTES DUE 2012

INDENTURE

Dated as of November 29, 2007

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

CROSS-REFERENCE TABLE*

Trust Indentur
Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06; 7.07
	(c)	7.06; 11.02
	(d)	7.06
314	(a)	11.02; 11.05
	(b)	13.03.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	13.03.
	(e)	11.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05; 11.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.12
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	11.01
	(b)	N.A.
	(c)	11.01

N.A. means not applicable.
*  This Cross Reference Table is not part of this Indenture.

i

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE dated as of November 29, 2007 among Gastar Exploration USA, Inc., a Michigan corporation, Gastar Exploration Ltd., an Alberta company, and the other Guarantors (as defined herein) and Wells Fargo Bank, National Association and any and all successors thereto, as trustee (as further defined in Section 1.01, the “Trustee”) and as collateral agent (as further defined in Section 1.01, the “Collateral Agent”).

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 12 ¾% Senior Secured Notes due 2012 (the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01           Definitions.

“ACNTA” (Adjusted Consolidated Net Tangible Assets) means (without duplication), as of the date of determination:

(1)           the sum of:

(a)           discounted future net revenue from proved crude oil and natural gas reserves of the Parent and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the Parent’s most recently completed fiscal year, which reserve report is prepared or reviewed or audited by an independent petroleum engineer as to reserves accounting for at least 80% of all such discounted future net revenue and by the Parent’s petroleum engineers with respect to any other such reserves covered by such report, as increased by, as of the date of determination, the discounted future net revenue from:

(1)           estimated proved crude oil and natural gas reserves of the Parent and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such year-end reserve report, and

(2)           estimated crude oil and natural gas reserves of the Parent and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior year end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such year-end reserve report, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue attributable to

(3)           estimated proved crude oil and natural gas reserves of the Parent and its Restricted Subsidiaries reflected in such year-end reserve report produced or disposed of since the date of such year-end reserve report and

(4)           reductions in the estimated proved crude oil and natural gas reserves of the Parent and its Restricted Subsidiaries reflected in such year-end reserve report since the date of such year-end reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided, however, that, in the case of each of the determinations made pursuant to clauses (1) through (4), such increases and decreases shall be as estimated by the Parent’s engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change, then such increases and decreases in the discounted future net revenue shall be confirmed in writing by an independent petroleum engineer;

(b)           the capitalized costs that are attributable to crude oil and natural gas properties of the Parent and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributed, based on the Parent’s books and records as of a date no earlier than the date of the Parent’s latest annual or quarterly financial statements;

(c)           the Net Working Capital on a date no earlier than the date of the Parent’s latest annual or quarterly financial statements; and

(d)           the greater of (I) the net book value on a date no earlier than the date of the Parent’s latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers, of other tangible assets of the Parent and its Restricted Subsidiaries as of a date no earlier than the date of the Parent’s latest audited financial statements;

(2)           minus, to the extent not otherwise taken into account in the immediately preceding clause (1), the sum of:

(a)           minority interests;

(b)           any net gas balancing liabilities of the Parent and its Restricted Subsidiaries reflected in the Parent’s latest audited financial statements;

(c)           the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Parent’s year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

(d)           the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Parent’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Parent and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(e)           the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (1)(a) (utilizing the same prices utilized in the Parent’s year-end reserve report), would be necessary to satisfy fully the obligations of the Parent and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

For purposes of Section 4.09, the Parent shall be entitled to rely on the calculation of ACNTA as of the date of its most recent semi-annual reserve report prepared for purposes of its financial statements.  If the Parent changes its method of accounting for its Oil and Gas Properties from the full cost method to the successful efforts method or a similar method of accounting, ACNTA will continue to be calculated as if the Parent were still using the full cost method of accounting.

“Acquired Debt” means, with respect to any specified Person:

(1)           Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness was incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means:

(1)           any assets used or useful in the Oil and Gas Business;

(2)           the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Parent or another Restricted Subsidiary; or

(3)           Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) is primarily engaged in the Oil and Gas Business.

“Additional Notes” means Notes (other than the Initial Notes) issued after the Issue Date under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same class as the Initial Notes.

“Administrative Agent” has the meaning set forth in the definition of Credit Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of (x) 1.0% of the principal amount of such Note and (y) the excess of (A) the present value at such time of (1) redemption price of such Note as of June 1, 2010 (without regard to accrued and unpaid interest) plus (2) all required interest payments due on such Note through June 1, 2010, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)           the sale, lease, conveyance or other disposition of any properties or assets (including by way of a Production Payment or sale and leaseback transaction); provided that the disposition of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 hereof, and/or Section 5.01 hereof, and not by Section 4.10 hereof; and

(2)           the issuance of Equity Interests in any of the Parent’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)           any single transaction or series of related transactions that involves properties or assets having a Fair Market Value of less than $3.0 million;

(2)           a transfer of assets between or among any of the Parent and its Restricted Subsidiaries,

(3)           an issuance or sale of Equity Interests by a Restricted Subsidiary to the Parent or to another Restricted Subsidiary;

(4)   the sale, lease or other disposition of hydrocarbons, equipment, inventory, accounts receivable or other properties or assets in the ordinary course of business, including, without limitation, any abandonment, farm-in, farm-out, lease or sublease of any Oil and Gas Properties or the forfeiture or other disposition of such properties pursuant to standard form operating agreements, in each case in the ordinary course of business in a manner customary in the Oil and Gas Business;

(5)           the sale or other disposition of cash or Cash Equivalents;

(6)           a Restricted Payment that is permitted in accordance with Section 4.07 or a Permitted Investment;

(7)           any trade or exchange by the Parent or any Restricted Subsidiary of Oil and Gas Properties or other properties or assets for Oil and Gas Properties or other properties or assets owned or held by another Person; provided that the Fair Market Value of the properties or assets traded or exchanged by the Parent or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the fair market value of the properties or assets (together with any cash) to be received by the Parent or such Restricted Subsidiary; and provided further that any net cash received must be applied in accordance with Section 4.10.

(8)           the creation or perfection of a Lien (but not the sale or other disposition of the properties or assets subject to such Lien); and

(9)           disposition, surrender or waiver of contract rights or property in connection with the settlement, release or surrender of contract, tort or other claims of any kind.

“Asset Sale Offer” means an offer to purchase Notes and certain other pari-passu Indebtedness in accordance with Section 4.10.

“Attributable Debt”  in respect of a sale and leaseback transaction, means at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Board of Directors” means:

(1)           with respect to a corporation, the board of directors of the corporation;

(2)           with respect to a partnership, the board of directors of the general partner of the partnership; and

(3)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday, or other day on which banking institutions in Houston, Texas or in New York, New York are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)           United States dollars or other foreign currencies used in the ordinary course of the Parent’s or a Restricted Subsidiary’s business;

(2)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)           certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)           commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and in each case maturing within six months after the date of acquisition; and

(6)           money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

 “Change of Control” means the occurrence of any of the following:

(1)           the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries) of the Parent and its Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);;

(2)           the adoption of a plan relating to the liquidation or dissolution of the Parent;

(3)           the consummation of any transaction (excluding any merger or consolidation of the Parent with or into another Person) the result of which is that any “person”(as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent, measured by voting power rather than number of shares (other than a Person who acquires Voting Stock of the Parent under the terms of any agreement existing on the Issue Date, including in respect of any settlement or other resolution of a dispute with respect thereto);

(4)           the first day on which a majority of the members of the Board of Directors of the Parent are not Continuing Directors; or

(5)           the Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Parent in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Parent outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (or any parent thereof) immediately after giving effect to such issuance.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” shall mean all property mortgaged under the Mortgages and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations under this Indenture, the Notes and the Guarantees is granted or purported to be granted under any Collateral Agreement; provided, however, that “Collateral” shall not include any Excluded Collateral.

“Collateral Agent” means Wells Fargo Bank, National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Collateral Agreements” means, collectively, the Intercreditor Agreement, each Mortgage, the Security Agreement and each other instrument creating Liens in favor of the Trustee or the Collateral Agent as required by the Indenture, in each case, as the same may be in force from time to time.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Company” means Gastar Exploration USA, Inc., a Michigan corporation, and any and all successors thereto.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)           provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)           consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (excluding any interest attributable to Dollar-Denominated Production Payments but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3)           depreciation, depletion and amortization expenses (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), exploration expenses and  impairment and other non-cash expenses (excluding any such non-cash expenses to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion and amortization expenses, exploration expenses and impairment and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(4)           unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; minus

(5)           non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business; minus (to the extent included in determining Consolidated Net Income):

(6)           the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)           the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be excluded, except to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)           the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3)           the cumulative effect of a change in accounting principles will be excluded;

(4)           income resulting from transfers of assets (other than cash) between the Parent or any of its Restricted Subsidiaries, on the one hand, and an Unrestricted Subsidiary, on the other hand, will be excluded;

(5)           any write-downs of non-current assets will be excluded; provided that any ceiling limitation write-downs under Commission guidelines shall be treated as capitalized costs, as if such write-downs had not occurred;

(6)           any unrealized non-cash gains or losses or charges in respect of hedge or non-hedge derivatives (including those resulting from the application of FAS 133) will be excluded;

(7)           any non-cash compensation charge arising from any grant of stock, stock options or other equity- based awards will be excluded;

(8)           any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge will be excluded; and

(9)           all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness will be excluded.

In addition, notwithstanding the preceding, for the purposes of Section 4.07 only, there shall be excluded from Consolidated Net Income any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Parent, who:

(1)           was a member of such Board of Directors on the Issue Date; or

(2)           was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means the revolving credit facility in effect on the Issue Date among the Parent, the Company, certain subsidiaries of the Parent, Amegy Bank National Association, as administrative agent (together with all successors thereto, the “Administrative Agent”), and the other financial institutions party thereto, providing for revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or secured capital markets financings, in each case with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables), letters of credit or secured capital markets financings, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including refinancing with any capital markets transaction) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Parent to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Restricted Subsidiary of the Parent other than a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

 “Equity Offering” means any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Parent or the Company after the Issue Date.

 “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means Notes issued in exchange for Initial Notes or Additional Notes pursuant to an exchange offer effected pursuant to the Registration Rights Agreement (or a similar agreement entered into with respect to Additional Notes).

“Excluded Collateral” means, with respect to any Person, Capital Stock of Subsidiaries of such Person.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Parent and its Restricted Subsidiaries in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, as such price is determined in good faith by the Parent (unless otherwise provided in this Indenture).

“First Priority Agent” means the Administrative Agent and any successor designated as such by the holders of First Priority Claims.

“First Priority Claims” means (1) all Indebtedness under the Credit Agreement permitted pursuant to clause (1) of the definition of the term “Permitted Debt,” and all other Obligations (other than principal) relating to such Indebtedness and owing under the documents relating to such Indebtedness and (2)  all Hedging Obligations permitted under such Credit Agreement.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro-forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)           acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, subsequent to the commencement of the applicable four-quarter reference period and on or prior to the Calculation Date will be given pro-forma effect as if they had occurred on the first day of such period, including any Consolidated Cash Flow and any pro-forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of the Parent (regardless of whether those cost savings or operating improvements could then be reflected in pro-forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

(2)           the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

(3)           the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)           the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs (excluding prepayment penalties associated with repayment of debt from the proceeds of the sale of the Initial Notes) and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to interest-rate Hedging Obligations; plus

(2)           the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)           any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4)           the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Parent (other than Disqualified Stock) or to the Parent or a Restricted Subsidiary of the Parent, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of the Parent that was not formed under the laws of the United States or any state of the United States or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.01 and 2.06 hereof.

“Government Securities” means securities that are:

(1)           direct obligations of the United States of America for the timely payment of which its full faith credit is pledged; or

(2)           obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a) of the Securities Act), as custodian, with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. When used as a verb, “guarantee” has a correlative meaning.

“Guarantee” means any guarantee by a Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Guarantors” means the Parent and the Subsidiary Guarantors, in each case together with their respective successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and consistent with past practices and not for speculative purposes under:

(1)           interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one of more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred and not for purposes of speculation;

(2)           foreign exchange contracts and currency protection agreements entered into with one of more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred and not for purposes of speculation;

(3)           any commodity or basis swap, floor, collar or futures contract, commodity or basis option or other similar agreement or arrangement designed to protect against fluctuations in the prices of oil, natural gas or other commodities used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and

(4)           other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness“ means, with respect to any specified Person, without duplication,

(1)           all obligations of such Person, whether or not contingent, in respect of:

(a)           the principal of and premium, if any, in respect of outstanding (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b)           all Capital Lease Obligations of such Person and all Attributable Debt in respect of sale and leaseback transactions entered into by such Person;

(c)           the deferred purchase price of property, which purchase price is due more than six months after the date of taking delivery of title to such property, including all obligations of such Person for the deferred purchase price of property under any title retention agreement, but excluding accrued expenses and trade accounts payable arising in the ordinary course of business; and

(d)           the reimbursement obligation of any obligor for the principal amount of any letter of credit, banker’s acceptance or similar transaction (excluding obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(2)           all net obligations in respect of Hedging Obligations;

(3)           all liabilities of others of the kind described in the preceding clause (1) or (2) that such Person has Guaranteed or that are otherwise its legal liability;

(4)           with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment;

(5)           Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of

(a)           the full amount of such obligations so secured, and

(b)           the Fair Market Value of such asset as determined in good faith by such specified Person;

(6)           Disqualified Stock of such Person in an amount equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(7)           the aggregate preference in respect of amounts payable on the issued and outstanding shares of preferred stock of any of such Person’s Restricted Subsidiaries other than the Company or a Subsidiary Guarantor in the event of any voluntary or involuntary liquidation, dissolution or winding up (excluding any such preference attributable to such shares of preferred stock that are owned by such Person or any of its Restricted Subsidiaries); and

(8)           any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (1), (2), (3), (4), (5), (6) or (7) or this clause (8), whether or not between or among the same parties.

Subject to clause (4) of the preceding sentence, Production Payments shall not be deemed to be Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indenture Documents” means, collectively, this Indenture, the Notes, the Guarantees and the Collateral Agreements.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $100,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Intercreditor Agreement” means the Intercreditor Agreement, to be entered into concurrently with the Credit Agreement, among the Administrative Agent, the Collateral Agent, the Company and the Guarantors, as the same may be amended, supplemented or modified from time to time.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Parent or any Restricted Subsidiary of the Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Parent such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Parent, the Parent will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof.

“Issue Date” means the date on which Notes are first issued under this Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement not intended as a security agreement.

“Major Asset Sale” means an Asset Sale of Oil and Gas Properties (excluding Oil and Gas Properties located in Wyoming) that have a Fair Market Value of $10,000,000 or more.

“Material Change” means an increase or decrease (excluding changes that result solely from changes in prices and changes resulting from the incurrence of previously estimated future development costs) of more than 25% during a fiscal quarter in the discounted future net revenues from proved crude oil and natural gas reserves of the Parent and its Restricted Subsidiaries, calculated in accordance with clause (1)(a) of the definition of ACNTA; provided, however, that the following will be excluded from the calculation of Material Change:

(1)           any acquisitions during the fiscal quarter of oil and gas reserves that have been estimated by a independent petroleum engineers and with respect to which a report or reports of such engineers exist; and

(2)           any disposition of properties existing at the beginning of such fiscal quarter that have been disposed of in compliance with Section 4.10 hereof.

“Material Domestic Subsidiary” means any Domestic Subsidiary, when taken together with all other Domestic Subsidiaries that are not Subsidiary Guarantors at the time of determination, at such time has either assets or quarterly revenues in excess of 3.0% of the consolidated assets or quarterly revenues of the Parent and its Restricted Subsidiaries, in each case based upon the most recent quarterly financial statements available to the Parent.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness, assignments of as extracted collateral, fixture filings or other similar documents granting Liens on the Parent’s and its Restricted Subsidiaries’ properties and interests, to secure the Notes.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)           any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

(2)           any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means the aggregate cash proceeds received by the Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication:

(1)           the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale,

(2)           taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(3)           amounts required to be applied to the repayment of Indebtedness, other than under the Credit Facilities, secured by a Lien on the properties or assets that were the subject of such Asset Sale, and

(4)           any reserve for adjustment in respect of the sale price of such properties or assets established in accordance with GAAP.

“Net Working Capital” means:

(1)           all current assets of the Parent and its Restricted Subsidiaries, minus

(2)           all current liabilities of the Parent and its Restricted Subsidiaries, except current liabilities included in Indebtedness;

in each case, on a consolidated basis and determined in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)           as to which neither the Parent nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a borrower, guarantor or otherwise, or (c) is the lender;

(2)           no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Parent or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)           as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Parent or any of its Restricted Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person as defined under Regulation S of the Securities Act.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the “Notes” shall include the Initial Notes, any Additional Notes and any Exchange Notes.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Offering Circular” means the Company’s final Offering Circular, dated November 16, 2007, regarding the issuance and sale of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company or the Parent, as applicable, by two Officers thereof, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer thereof, that meets the requirements of Section 11.05 hereof.

“Oil and Gas Business” means:

(1)           the acquisition, exploration, development, operation and disposition of interests in oil, natural gas and other hydrocarbon properties, including coal bed methane;

(2)           the gathering, marketing, treating, processing (but not refining), storage, selling and transporting of any production from those interests, including the conversion of natural gas to electricity to facilitate the sale of natural gas; and

(3)           any activity necessary, appropriate, incidental or reasonably related to the activities described above.

“Oil and Gas Properties” means any and all rights, titles, interests and estates in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 11.04 and 11.05 hereof.  The counsel may be an employee of or counsel to the Parent, the Company, any Subsidiary of the Parent or the Trustee.

“Parent” means Gastar Exploration Ltd., an Alberta company, and any and all successors thereto.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business Investments”  means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business, including through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation:

(1)           direct or indirect ownership of crude oil, natural gas, other related hydrocarbon and mineral properties or any interest therein or gathering, transportation, processing, storage or related systems, and

(2)           the entry into operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of crude oil and natural gas and related hydrocarbons and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited), or other similar or customary agreements, transactions, properties, interests or arrangements and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations and publicly traded limited partnerships.

“Permitted Investments” means:

(1)           any Investment in the Parent or in a Restricted Subsidiary of the Parent;

(2)           any Investment in Cash Equivalents;

(3)           any Investment by the Parent or any Restricted Subsidiary of the Parent in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Parent; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Parent or a Restricted Subsidiary of the Parent;

(4)           any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(5)           any Investment in any Person, solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Parent;

(6)           any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(7)           Investments represented by Hedging Obligations permitted pursuant to and in compliance with Section 4.09;

(8)           Permitted Business Investments; and

(9)           other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding, not to exceed $3.0 million.

“Permitted Liens” means:

(1)           Liens on any property or assets of the Parent, the Company or any Subsidiary Guarantor securing First Priority Claims;

(2)           Liens in favor of the Company or any Guarantor;

(3)           Liens on any property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Parent or any Restricted Subsidiary of the Parent, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any property or assets other than those of the Person merged into or consolidated with the Parent or the Restricted Subsidiary;

(4)           Liens on any property or assets existing at the time of acquisition thereof by the Parent or any Restricted Subsidiary of the Parent, provided that such Liens were not incurred in connection with the contemplation of such acquisition;

(5)           Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)           Liens existing on the Issue Date;

(7)           Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Parent and its Restricted Subsidiaries in the ordinary course of business;

(8)           Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(9)           Liens securing Hedging Obligations of the Parent or any of its Restricted Subsidiaries;

(10)         Liens securing Indebtedness incurred in connection with the acquisition by the Parent or any Restricted Subsidiary of assets used in the Oil and Gas Business (including the office buildings and other real property used by the Parent or such Restricted Subsidiary in conducting its operations); provided that (i) such Liens attach only to the assets acquired with the proceeds of such Indebtedness, and (ii) such Indebtedness is not in excess of the purchase price of such fixed assets;

(11)           any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Parent or the Restricted Subsidiaries or the ownership of their property (including (a) easements, rights of way and similar encumbrances, (b) rights or title of lessors under leases (other than Capital Lease Obligations), (c) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Parent or the Restricted Subsidiaries on deposit with or in the possession of such banks, (d) Liens imposed by law, including Liens under workers’ compensation or similar legislation and mechanics’, carriers’, warehousemen’s, materialmen’s, suppliers’ and vendors’ Liens, (e) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, or (f) operators’ Liens under joint operating agreements or similar customary agreements in the Oil and Gas Business;

(12)           Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time;

(13)           Liens securing the Notes or Obligations under this Indenture or the Collateral Agreements; or

(14)           Liens incurred in the ordinary course of business of the Parent or any Restricted Subsidiary of the Parent with respect to obligations that do not exceed $3.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend,  refinance, renew, replace, defease or refund other Indebtedness of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)           the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)           such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)           if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantees on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)           such Indebtedness is not incurred by a Restricted Subsidiary of the Parent if the Parent is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that the Company or a Restricted Subsidiary that is also a Subsidiary Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Parent, whether or not such Restricted Subsidiary was an obligor on or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“PV-10” means the discounted present value of the estimated future gross revenue to be generated from the production of proved oil and gas reserves (using pricing assumptions consistent with SEC guidelines), net of estimated production and future development and abandonment costs, before income taxes and without giving effect to non-property related expense, discounted using an annual discount rate of 10% in a manner consistent with SEC guidelines.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“QIB Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to QIBs.

“Registered Exchange Offer” has the meaning set forth in the applicable registration rights agreement.

“Registration Rights Agreement” means, as applicable, (a) the Registration Rights Agreement to be dated as of the Issue Date among Parent, the Company, the Subsidiary Guarantors and the Purchasers, and (b) any registration rights agreement entered into by the Parent and/or the Company and/or the Subsidiary Guarantors in connection with the issue of any Additional Notes.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto and bearing the legend referred to in Section 2.06(g)(3) deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Responsible Officer,” when used with respect to the Trustee, means any officer assigned by the Trustee to administer this Indenture or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.  For the avoidance of doubt, the Company is a Restricted Subsidiary of the Parent.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Second Lien Security Agreement, dated as of the Issue Date, made by the Company and the Subsidiary Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Senior Debt” means all Indebtedness of the Parent or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinate in right of payment to the Notes or any Guarantee, and all Obligations with respect to the foregoing.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such rule is in effect on date of this Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means any Indebtedness that is subordinated in right of payment to the rights of the Holders of the Notes.

“Subsidiary” means, with respect to any specified Person:

(1)           any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or through another Subsidiary, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof), and

(2)           any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person, (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof), or (c) as to which such Person and its Subsidiaries are entitled to receive more than 50% of the assets of such partnership upon its dissolution.

“Subsidiary Guarantors” means each Restricted Subsidiary of the Parent (other than the Company) that executes this Indenture as an initial Subsidiary Guarantor or that becomes a Subsidiary Guarantor in accordance with the provisions of this Indenture, and its successors and assigns.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to June 1, 2010; provided, however, that if the period from the redemption date to June 1, 2010 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to the final maturity of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means Wells Fargo Bank, National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” means any Subsidiary of the Parent (other than the Company) that is hereafter designated by the Board of Directors of the Parent  as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)           has no Indebtedness other than Non-Recourse Debt;

(2)           is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary of the Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent;

(3)           is a Person with respect to which neither the Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)           has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Parent as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Parent as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under Section 4.09, the Parent will be in default of such covenant.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all related undertakings and obligations.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)           the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)           the then outstanding principal amount of such Indebtedness.

Section 1.02           Other Definitions.

Defined in
Term	Section

“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Calculation Agent”	4.01
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Purchase Date”	4.15
“Collateral Agent”	Preamble

Defined in
Term	Section

“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Interest Accrual Period”	4.01
“Interest Payment Date”	Exhibit A
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.09
“Record Date”	Exhibit A
“Registrar”	2.03
“Restricted Payments”	4.07
“Services”	4.11
“Trustee”	Preamble

Section 1.03           Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04           Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular;

(5)           “will” shall be interpreted to express a command;

(6)           provisions apply to successive events and transactions; and

(7)           references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01           Form and Dating.

(a)           General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)           Temporary Global Notes.  Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d)           Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02           Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by two Officers (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03           Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Trustee will initially act as Paying Agent and Registrar.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04           Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05           Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company will furnish to the Trustee at least ten Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.06           Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Company for Definitive Notes if:

(1)           the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(2)           the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3)           there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)           Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)           both:

(1)           a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2)           instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)           both:

(1)           a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2)           instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(c)           Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(1)           If the transferee will take delivery in the form of a beneficial interest in the QIB Global Note, then the transferor must deliver a certificate in the form of  Exhibit B hereto, including the certifications in item (1) thereof;

(2)           if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(3)           if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(d)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)           Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If in accordance with Section 2.06(a) a beneficial interest in a Restricted Global Note is to be exchanged for a Restricted Definitive Note or transferred to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)           if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) or (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)           Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.  Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(e)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)           if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

(B)           if such Restricted Definitive Note is being transferred to a QIB a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)           if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) of this Section 2.06, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)           if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)           if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the QIB Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(f)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(f), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(f).

(1)           Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)           If the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)           if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)           Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)           such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal (or via the Depositary's book-entry system) that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)           any such transfer is effected pursuant to a shelf registration statement in accordance with the applicable Registration Rights Agreement;

(C)           any such transfer is effected by a broker-dealer that is exchanging Notes in the Registered Exchange Offer that it has acquired for its own account as a result of market-making activities or other trading activities pursuant to a registration statement with respect to Exchange Notes in accordance with the applicable Registration Rights Agreement; or

(D)           the Registrar receives the following:

(1)           if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof, or

(2)           if the Holder of such Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Notes Act and state "blue-sky" laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Notes Act.

(3)           Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Note pursuant to the instructions from the Holder thereof.

(g)           Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)           Private Placement Legend.

(A)           Except as permitted by this Section 2.06, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO THE EXTENT THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT.”

(2)           Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF GASTAR EXPLORATION USA, INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)           Regulation S Temporary Global Note Legend.  The Regulation S Temporary Global Note will bear a Legend in substantially the following form:

 “THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(h)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)           General Provisions Relating to Transfers and Exchanges.

(1)           To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)           No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

(3)           The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)           Neither the Registrar nor the Company will be required:

(A)           to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)           to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)           to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)           The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07           Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08           Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09           Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10           Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11           Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of the Notes in accordance with its policies (subject to the record retention requirement of the Exchange Act).  Certification of the disposition of all canceled Notes will be delivered to the Company from time to time upon request.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12           Defaulted Interest.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and interest at the rate equal to 13 ¾% per annum, to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate, to the extent lawful, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13           Additional Interest.

The Company will pay additional interest (including post-petition interest in any proceeding under any Bankruptcy Law) on the principal amount of the Notes:

(a)           at the rate equal to 0.25% per annum in excess of the interest rate otherwise applicable on the Notes to the extent lawful from the 61st day after the Parent or the Company shall have received a notice referred to in Section 6.01(5) in respect of a default in the performance of its obligations under Section 4.03 until the date on which it has complied with such obligations, and

(b)           at the rate per annum stated in the Registration Rights Agreement for the period and under the circumstances set forth therein.

Any such additional interest shall be payable on the same dates and to the same record Holders as regular interest.  If additional interest becomes payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers’ Certificate stating: (i) the amount of additional interest due and payable, and (ii) the date from  which additional interest is payable.  Unless and until the Trustee receives such an Officers’ Certificate, the Trustee may assume without inquiry that no additional interest is payable; provided that the failure of the Company to deliver to the Trustee such Officers’ Certificate shall not relieve the Company of its obligation to pay any such additional interest when due and payable.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01           Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1)           the clause of this Indenture pursuant to which the redemption shall occur;

(2)           the redemption date;

(3)           the principal amount of Notes to be redeemed;

(4)           the redemption price; and

(5)           a statement of facts showing that any conditions precedent to the right of redemption have occurred.

Section 3.02           Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed  at any time, the Trustee will select Notes for redemption as follows:

(1)           If the relevant Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2)           if the relevant Notes are not listed on any national securities exchange, on a pro rata basis.

In the case of partial redemptions, the Trustee will promptly notify the Company of the principal amount of each Note to be redeemed.  No Notes of $2,000 or less may be redeemed in part. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not in a multiple of $1,000, shall be redeemed.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03           Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 10 hereof.  The notice will identify the Notes to be redeemed and will state:

(1)           the redemption date;

(2)           the redemption price;

(3)           the name and address of the Paying Agent;

(4)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)           that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(6)           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(7)           the CUSIP number of the Notes and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(8)           if the redemption or notice thereof is subject to one or more conditions, a statement to such effect and the condition or conditions precedent.

In addition, if any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed.  At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information (or a shorter period as agreed to by the Trustee) to be stated in such notice as provided in this Section 3.03 above.

Section 3.04           Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional, subject to any conditions stated in the redemption notice.

Section 3.05           Deposit of Redemption Price.

No later than 10:00 Eastern Time on the redemption date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date.  The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06           Notes Redeemed in Part.

  A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of a Holder of Notes upon cancellation of the original Note.

Section 3.07           Optional Redemption.

(a) Except as set forth in clauses (b), (c) and (d) of this Section 3.07, the Notes shall not be redeemable at the option of the Company prior to June 1, 2010.  On and after June 1, 2010, the Company may redeem all or part of the Notes, at any time or from time to time, after giving the notice required pursuant to Section 3.03 hereof, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, to the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), if redeemed during the twelve month periods beginning on  June 1 of the years set forth below:

Period	Percentage

2010	106.375%

2011	103.188

2012.	100%

(b)           At any time and from time to time prior to June 1, 2010, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture, after giving the notice required pursuant to Section 3.03 hereof, at a redemption price of 112.750% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date  (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date) with the net cash proceeds of one or more Equity Offerings by the Company or the Parent, provided, that (i) at least 65% of the aggregate principal amount of the Notes (including Additional Notes issued under this Indenture) remains outstanding immediately after giving effect to such redemption (excluding Notes held by the Parent and its Subsidiaries); and (ii) any such redemption shall be made within 90 days of the date of closing of such Equity Offering.

(c)           At any time prior to June 1, 2010, the Notes may be redeemed in whole or in part, at the option of the Company, after giving the notice required pursuant to Section 3.03 hereof, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

(d)           If a Change of Control occurs at any time prior to December 1, 2008, the Company may, at its option, redeem all, but not less than all, of the Notes upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to the sum of 112.750% of the principal of the Notes as of the redemption date, and accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).  If the Company elects to exercise the redemption right set forth in this Section 3.07(d) (the “Change of Control Redemption Right”), it must do so by mailing a notice to each Holder with a copy to the Trustee within 60 days following the Change of Control (or, at the Company’s option, prior to such Change of Control but after the transaction giving rise to such Change of Control is publicly announced).  Any such redemption may be conditioned upon the Change of Control occurring if the notice is mailed prior to the Change of Control.  If the Company exercises the Change of Control Redemption Right, it may elect not to make an offer pursuant to Section 4.15.

(e)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08           Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09           Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, it will follow the procedures specified below and in Section 4.10:

(a)           The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets.

(b)           The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).

(c)           No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro-rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

(d)           If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(e)           Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)           that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2)           the Offer Amount, the purchase price and the Purchase Date;

(3)           that any Note not tendered or accepted for payment will continue to accrue interest;

(4)           that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5)           that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(6)           that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7)           that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)           that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

(9)           that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro-rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.  The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 4.10 of this Indenture by virtue of such conflict.

ARTICLE 4
COVENANTS

Section 4.01           Payment of Notes.

The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes.  Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Parent or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02           Maintenance of Office or Agency.

The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.  Such office shall initially be at Wells Fargo Bank, National Association, 1445 Ross Avenue, 2nd Floor, Dallas, Texas 75202-2812, Attention: Corporate Trust Services.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03           Reports.

(a)           So long as any Notes are outstanding, the Parent will furnish to the Trustee and, upon its request, to any of the Holders of Notes, within fifteen days after the deadline specified in the Commission’s rules for registrants that are not accelerated filers:

(1)           all quarterly and annual financial information with respect to the Parent and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Parent were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Parent’s certified independent accountants; and

(2)           all current reports that would be required to be filed with the Commission on Form 8-K if the Parent were required to file such reports, except to the extent the Parent in good faith determines that any such report is not material to holders of Notes.

(b)           If the Parent has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by paragraph (a) of this Section 4.03 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Parent.

(c)           In addition, the Parent, the Company and the Subsidiary Guarantors agree that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors in the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04           Compliance Certificates.

(a)           The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and the Guarantors has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each of the Company and the Guarantors has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)           So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

(c)   The Company will deliver to the Trustee an Officers’ Certificate not later than March 15 and September 15 in each calendar year while the Notes are outstanding certifying that the Collateral includes Oil and Gas Properties representing at least 85% of the PV-10 value of the Parent’s and its Restricted Subsidiaries’ proved oil and gas reserves located in the United States as reflected in the most recent available semi-annual reserve report (which shall use pricing assumptions consistent with SEC guidelines).

Section 4.05           Taxes.

The Parent will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06           Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07   Restricted Payments.

(a)           The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Parent or payable to the Parent or a Restricted Subsidiary of the Parent);

(2)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent) any Equity Interests of the Parent or any direct or indirect parent of the Parent;

(3)   make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness except a payment of interest or principal at the Stated Maturity thereof; or

(4)           make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)           no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)           the Parent would, at the time of such Restricted Payment and after giving pro- forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(3)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2) through (9) of paragraph (b) of this Section 4.07), is less than the sum, without duplication, of:

(A)           50% of the Consolidated Net Income of the Parent for the period (taken as one accounting period) from January 1, 2008 to the end of the Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(B)           100% of the aggregate net proceeds received by the Parent (including the Fair Market Value of any Additional Assets to the extent acquired in consideration of Equity Interests of the Parent (other than Disqualified Stock)) since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Parent (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Parent that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Parent), plus

(C)           to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

(D)           to the extent that any Unrestricted Subsidiary of the Parent is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the Fair Market Value of the Parent’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

(b)           So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1)           the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration, the dividend payment would have complied with the provisions of this Indenture;

(2)           the purchase, redemption, defeasance or other acquisition or retirement of any Subordinated Indebtedness of the Parent, the Company or any Subsidiary Guarantor or of any Equity Interests of the Parent in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Parent) of, Equity Interests of the Parent (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(B) of the preceding paragraph;

(3)           the purchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Parent, the Company or any Subsidiary Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4)           the payment of any dividend by a Restricted Subsidiary of the Parent to the holders of its Equity Interests on a pro rata basis;

(5)           the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent or any direct or indirect parent of the Parent held by any current or former director or employee of the Parent or direct or indirect parent pursuant to any director or employee equity subscription agreement or plan, stock option agreement or similar agreement or plan; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $500,000 in any calendar year, plus the amount of any such allowance not used in any prior calendar year;

(6)           the acquisition of Equity Interests by the Parent in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise;

(7)   upon the occurrence of a Change of Control or an Asset Sale and within 60 days after the completion of the offer to repurchase the Notes pursuant to Section 4.15 or Section 4.10 (including the purchase of all Notes tendered), any purchase, redemption, defeasance, or other acquisition or retirement for value of Subordinated Indebtedness required under the terms thereof as a result of such Change of Control or Asset Sale at a price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, provided that, in the notice to Holders relating to a Change of Control or Asset Sale hereunder, the Company shall describe this clause (7);

(8)           the payment of cash in lieu of fractional shares of Capital Stock in connection with any transaction otherwise permitted under this Indenture; and

(9)           other Restricted Payments in an aggregate amount since the Issue Date not to exceed $3.0 million.

(c)           The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of the Parent, whose determination shall be evidenced by a Board Resolution.  The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $25.0 million.  Not later than the date of making any Restricted Payment under paragraph (a) of this Section 4.07 the Parent will deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.  For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (9) of paragraph (b) of this Section 4.07, the Parent will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this covenant.

Section 4.08           Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on its Capital Stock to the Parent or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Parent or any of its Restricted Subsidiaries;

(2)           make loans or advances to the Parent or any of its Restricted Subsidiaries; or

(3)           transfer any of its properties or assets to the Parent or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)           agreements governing Existing Indebtedness and Credit Facilities as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(2)           this Indenture, the Notes, the Collateral Agreements and the Guarantees;

(3)           applicable law;

(4)           any instrument governing Indebtedness or Capital Stock of a Person acquired by the Parent or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5)           customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(6)           purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7)           any agreement for the sale or other disposition of a Restricted Subsidiary of the Parent that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8)           Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)           agreements governing other Indebtedness of the Parent and one or more Restricted Subsidiaries permitted under this Indenture, provided that the restrictions in the agreements governing such Indebtedness are not materially more restrictive, taken as a whole, than those in this Indenture;

(10)           Liens permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)           provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, agreements respecting Permitted Business Investments and other similar agreements entered into in the ordinary course of business; and

(12)           restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09           Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)           The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), neither the Parent, the Company nor any Subsidiary Guarantor will issue any Disqualified Stock, and the Parent will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Parent, the Company and any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, would have been at least 2.0 to 1.0, determined on a pro-forma basis (including a pro-forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)           The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)           the incurrence by the Parent or any Restricted Subsidiary of Indebtedness under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed an amount equal to the greater of (a) $25.0 million and (b) 15.0% of ACNTA as of the date of such incurrence;

(2)           the incurrence by the Parent or any of its Restricted Subsidiaries of the Existing Indebtedness;

(3)           the incurrence by the Parent, the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes and the related Guarantees to be issued on the Issue Date and any Exchange Notes and related Guarantees issued pursuant to any Registration Rights Agreement;

(4)           the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, Attributable Debt, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Parent or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to extend, renew, refinance, replace, defease or refund Indebtedness incurred pursuant to this clause (4), not to exceed $5.0 million at any time outstanding;

(5)           the incurrence by the Parent or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (3) or (11) of this Section 4.09(b) or this clause (5);

(6)           the incurrence by the Parent or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries; provided, however, that:

(A)           if the Company is the obligor on such Indebtedness and the Parent or a Subsidiary Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, or if the Parent or a Subsidiary Guarantor is the obligor on such Indebtedness and neither the Parent, the Company nor another Subsidiary Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Guarantee of the Parent or such Subsidiary Guarantor, as the case may be; and

(B)           any (i) subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent or a Restricted Subsidiary of the Parent, and (ii) sale or other transfer of any such Indebtedness to a Person that is neither the Parent nor a Restricted Subsidiary of the Parent, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)           the incurrence by the Parent or any of its Restricted Subsidiaries of Hedging Obligations;

(8)           the guarantee by the Parent, the Company or any of the Subsidiary Guarantors of Indebtedness of the Parent, the Company or any Subsidiary Guarantor that was permitted to be incurred by another provision of this Section 4.09;

(9)           the incurrence by the Parent or any of its Restricted Subsidiaries of obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

(10)           the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety and similar bonds issued for the account of the Parent and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Parent and any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each instance other than an obligation for money borrowed);

(11)           Indebtedness of a Restricted Subsidiary (other than the Company) incurred and outstanding on the date on which such Restricted Subsidiary was acquired by, or merged into, the Parent or any Restricted Subsidiary (other than Indebtedness incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Parent or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Parent, the Parent would have been able to incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) after giving effect to the incurrence of such Indebtedness pursuant to this clause (11);

(12)           the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Parent or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, provided that the maximum aggregate liability in respect of all such indebtedness shall at no time exceed the gross proceeds actually received by the Parent and its Restricted Subsidiaries in connection with such disposition; and

(13)           the incurrence by the Parent or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $5.0 million.

For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) of this Section 4.09, or is entitled to be incurred pursuant to Section 4.09(a), the Parent will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this covenant.

The amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.  Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary shall be deemed to have been incurred by the Parent and the Restricted Subsidiary at the time such Person becomes a Restricted Subsidiary.  The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Parent as accrued.

Section 4.10           Asset Sales.

(a)           The Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)           the Parent (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)           the Fair Market Value is determined by the Parent’s or Company’s Board of Directors and evidenced by a resolution of such Board of Directors set forth in an Officers’ Certificate delivered to the Trustee; and

(3)           at least 75% of the consideration received by the Parent or such Restricted Subsidiary from all Asset Sales since the Issue Date, in the aggregate, is in the form of cash.  For purposes of this provision, each of the following will be deemed to be cash:

(A)           any liabilities, as shown on the Parent’s or such Restricted Subsidiary’s most recent balance sheet, of the Parent or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Parent or such Restricted Subsidiary from further liability; and

(B)           any securities, notes or other obligations received by the Parent or any such Restricted Subsidiary from such transferee that are converted within 90 days by the Parent or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

(b)           The following provisions will apply to Major Asset Sales:

(1)           On the 30th day after a Major Asset Sale (or, at the Company’s option, any earlier date), the Company will make an Asset Sale Offer to all Holders of Notes, and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari-passu Indebtedness that may be purchased out of the Net Proceeds of such Major Asset Sale.  The offer price in any such Asset Sale Offer will be equal to 106.375% of principal amount (if such Asset Sale Offer is made prior to June 1, 2011), 103.188% of principal amount (if such Asset Sale Offer is made on or after June 1, 2011 and prior to June 1, 2012), or 100% of principal amount (if such Asset Sale Offer is made on or after June 1, 2012) plus, in each case, accrued and unpaid interest, if any, to the date of settlement, subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of settlement, and will be payable in cash.

(2)           If any Net Proceeds from a Major Asset Sale remain after consummation of such an Asset Sale Offer, the Company and the Guarantors may use those Net Proceeds for any purpose not otherwise prohibited by this Indenture.

(3)           If the aggregate principal amount of Notes and other pari-passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Net Proceeds, the Trustee will select the Notes and such other pari-passu Indebtedness to be purchased on a pro-rata basis.

(4)           Pending the final application of any such Net Proceeds, the Parent or any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(5)   Prior to making any such Asset Sale Offer, the Parent or any such Restricted Subsidiary may also apply all or any part of such Net Proceeds to repay, redeem or repurchase Senior Debt under Credit Facilities (provided that, if such Senior Debt is revolving credit Indebtedness, the commitments with respect thereto must be correspondingly reduced), and in such event the portion of such Net Proceeds required to be used to make such Asset Sale Offer shall be correspondingly reduced.

(c)           The following provisions shall apply to Asset Sales other than Major Asset Sales:

(1)           During the 360 days after the receipt of any Net Proceeds from an Asset Sale, other than a Major Asset Sale, the Parent or any such Restricted Subsidiary may apply those Net Proceeds at its option to any combination of the following:

(A)           to repay, redeem or repurchase Senior Debt (other than intercompany Indebtedness) provided that, if such Senior Debt is revolving credit Indebtedness, the commitments with respect thereto must be correspondingly reduced;

(B)           to acquire all or substantially all of the properties or assets of one or more other Persons primarily engaged in the Oil and Gas Business, and, for this purpose, a division or line of business of a Person shall be treated as a separate Person;

(C)           to acquire a majority of the Voting Stock of one or more other Persons primarily engaged in the Oil and Gas Business;

(D)           to make one or more capital expenditures; or

(E)           to acquire other long-term assets that are used or useful in the Oil and Gas Business.

Pending the final application of any such Net Proceeds, the Parent or any such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(2)           Any Net Proceeds from Asset Sales other than Major Asset Sales that are not applied or invested as provided in Section 4.10(c)(1) hereof will constitute “Excess Proceeds.”  On the 361st day after any Asset Sale other than a Major Asset Sale (or, at the Company’s option, any earlier date), if the aggregate amount of Excess Proceeds then exceeds $10.0 million, the Company will make an Asset Sale Offer to all Holders of Notes pursuant to Section 3.09 hereof, and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds.

(3)           The offer price in any Asset Sale Offer pursuant to Section 4.10(c)(2) will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of settlement, subject to the right of Holders on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the date of settlement, and will be payable in cash.

(4)           If any Excess Proceeds remain after consummation of an Asset Sale Offer pursuant to Section 4.10(c)(2), the Company and the Guarantors may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.

(5)           If the aggregate principal amount of Notes and other Indebtedness ranking pari passu with the Notes tendered into an Asset Sale Offer pursuant to Section 4.10(c)(2) exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each such Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Section 4.11           Transactions with Affiliates.

(a)           The Parent will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)           the Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent or such Restricted Subsidiary with an unrelated Person; and

(2)           the Parent delivers to the Trustee:

(a)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Parent set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Parent; and

(b)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, the Parent delivers to the Trustee a written opinion that such Affiliate Transaction(s) is fair, from a financial point of view, to the Parent and its Restricted Subsidiaries, taken as a whole, or that such Affiliate Transaction(s) is not less favorable to the Parent and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a person who is not an Affiliate, in either such case issued by an independent accounting, appraisal or investment banking firm of national standing.

(b)           The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of paragraph (a) of this Section:

(1)           any employment or severance agreement or other employee compensation agreement, arrangement or plan, or any amendment thereto, entered into by the Parent or any of its Restricted Subsidiaries in the ordinary course of business;

(2)           transactions between or among any of the Parent, the Parent and its Restricted Subsidiaries;

(3)           transactions with a Person that is an Affiliate of the Parent solely because the Parent directly or indirectly owns an Equity Interest in such Person;

(4)           payment of reasonable directors’ fees and other benefits to Persons who are not otherwise Affiliates of the Parent;

(5)   provision of officers’ and directors’ indemnification and insurance in the ordinary course of business to the extent permitted by law;

(6)           sales of Equity Interests (other than Disqualified Stock) in the Parent to Affiliates of the Parent; and

(7)           Permitted Investments or Restricted Payments that are permitted pursuant to Section 4.07 hereof.

Section 4.12           Liens.

The Parent will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness or Attributable Debt upon any of their property or assets, now owned or hereafter acquired.

Section 4.13           Business Activities.

The Parent will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to the Parent and its Restricted Subsidiaries taken as a whole.

Section 4.14           Corporate Existence.

Subject to Article 5 hereof, the Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)           its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Parent or any such Subsidiary; and

(2)           the rights (charter and statutory), licenses and franchises of the Parent and its Subsidiaries;

provided, however, that the Parent shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries (other than the Company), if the Board of Directors of the Parent shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent and its Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the Parent and its Subsidiaries, taken as a whole.

Section 4.15           Offer to Repurchase Upon Change of Control.

(a)           Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth in this Indenture.  In the Change of Control Offer, the Company will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of settlement (the “Change of Control Purchase Date”), subject to the rights of Holders on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Purchase Date. Within 30 days following any Change of Control, the Company will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes as of the Change of Control Purchase Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed pursuant to the procedures required by this Indenture and described in such notice.  Such notice will also state:

(1)           that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2)           that any Note not tendered will continue to accrue interest;

(3)           that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date;

(4)           that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Purchase Date;

(5)           that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(6)           that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b)           On the Change of Control Purchase Date, the Company will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer.  Promptly thereafter the Company will:

(1)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(2)           deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

Promptly after the Change of Control Purchase Date, the Paying Agent will mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

The Company or the Parent will, to the extent necessary, either repay all outstanding Credit Facilities or obtain any requisite consents under all agreements governing outstanding Credit Facilities to permit the repurchase of the Notes required by this Section 4.15.

The provisions of this Section 4.15 will be applicable whether or not any other provisions of this Indenture are applicable.  Notwithstanding the other provisions of this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

Section 4.16           Payments for Consent.

Neither the Parent nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Beneficial Owner or Holder of any Notes for or as an inducement to any consent to any waiver, supplement or amendment of any terms or provisions of this Indenture, the Notes, the Collateral Agreements or the Guarantees unless such consideration is offered to be paid or agreed to be paid to all Beneficial Owners and Holders of the Notes which so consent in the time frame set forth in solicitation documents relating to such consent.

Section 4.17           Additional Guarantees.

If the Parent or any of its Restricted Subsidiaries acquires or creates another Material Domestic Subsidiary after the Issue Date, or if any Restricted Subsidiary, other than the Company, that is not already a Subsidiary Guarantor guarantees any other Indebtedness of the Parent or the Company after such date, then in either case the Parent will cause such Subsidiary to become a Subsidiary Guarantor by executing a supplemental indenture pursuant to which it becomes a Guarantor and, to the extent it holds assets required to be Collateral, one or more Collateral Agreements or supplements or amendments thereto needed to grant to the collateral agent the Liens required to be granted pursuant to this Indenture, and delivering them to the Trustee and the Collateral Agent within 20 Business Days of the date on which it was acquired or created or guaranteed Indebtedness of the Parent, as the case may be; provided, however, that the foregoing shall not apply to Subsidiaries of the Parent that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries.  In addition to the foregoing, if, after the Issue Date, any of the interests in the PEL 238, PEL 433, PEL 434 or EL 4416 licenses that are owned by the Parent or its Restricted Subsidiaries as of the Issue Date (or any production licenses issued in respect thereof) are transferred to a Restricted Subsidiary of Parent that is not a Subsidiary Guarantor, then such Restricted Subsidiary shall within 20 Business Days of such transfer execute a supplemental indenture under which it shall become a Subsidiary Guarantor.  The Parent or Company or Subsidiary Guarantor, as applicable, will provide Opinions of Counsel and Officers’ Certificates specified in this Indenture with respect to the foregoing.

Section 4.18           Designation of Restricted and Unrestricted Subsidiaries.

(a)           The Board of Directors of the Parent may designate any Restricted Subsidiary of the Parent (other than the Company) to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary of the Parent is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07(a) hereof or represent Permitted Investments, as determined by the Parent.  That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

(b)           The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Parent; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Parent of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof calculated on a pro-forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

Section 4.19           Impairment of Security Interest; Liens on Additional Property.

(a)           Subject to the Intercreditor Agreement, neither the Parent nor any of its Restricted Subsidiaries will take or omit to take any action which would adversely affect or impair in any material respect the Liens in favor of the Collateral Agent with respect to the Collateral, except as otherwise permitted or required by the Collateral Agreements or this Indenture. Neither the Parent nor any of its Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than the First Priority Claims and the Notes.  The Parent shall, and shall cause the Company and each Subsidiary Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements.  The Parent shall, and shall cause the Company and each Subsidiary Guarantor to, at their sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Collateral Agreements at such times and at such places as the Collateral Agent or the Trustee may reasonably request.

(b)           If the Parent, the Company or any Restricted Subsidiary shall grant a Lien in favor of the Administrative Agent on any property after the date hereof, other than Excluded Collateral, the Parent will, and will cause the Company and each Restricted Subsidiary to, grant a Lien on such property in favor of the Collateral Agent.  Any such Lien shall be subject to the provisions of the Intercreditor Agreement and otherwise shall be granted pursuant to documentation in substantially the form used for the grant of the related Lien in favor of the Administrative Agent, and the Parent, the Company or such Restricted Subsidiary, as applicable, will deliver to the Collateral Agent opinions of counsel and certificates (on which the Collateral Agent may rely) and other documents relating to such Lien that are substantially the same as those that were delivered to the Administrative Agent, if any, except insofar as they relate to Excluded Collateral or the first-priority nature of the Administrative Agent’s Lien.

(c)           At or prior to the time that the Company is required to deliver to the Trustee an Officers’ Certificate  pursuant to Section 4.04(c) certifying that the Collateral includes Oil and Gas Properties that represent at least 85% of the PV-10 values of the Parent’s and its Restricted Subsidiaries’ proved oil and gas reserves located in the United States, the Parent will, or will cause the Company and/or Restricted Subsidiaries to deliver:

(1)           to the Collateral Agent, as mortgagee, fully executed counterparts of Mortgages or amendments and supplements to prior Mortgages, duly executed by the Parent, the Company or the applicable Restricted Subsidiary, as applicable, in form and substance reasonably satisfactory to the Collateral Agent (together with evidence of the completion, or satisfactory arrangements for the completion, of all recordings and filings of such instruments) as may be necessary to create a valid, perfected Lien (subject to no Lien other than Permitted Liens and subject to the Intercreditor Agreement) on such Oil and Gas Properties, as may be required in order to make such certification true and correct; and

(2)           if no legal opinions are then being delivered pursuant to Section 4.19(b), such legal opinions concerning the authorization, execution and delivery of such Mortgages, supplements and amendments, and the enforceability and recording thereof, as the Company, based on advice of counsel, shall deem appropriate.

ARTICLE 5
SUCCESSORS

Section 5.01           Merger, Consolidation, or Sale of Assets.

Neither the Company nor the Parent will, directly or indirectly:  (1) consolidate or merge with or into another Person, or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)           either (a) the Parent or the Company, as applicable, is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company or the Parent) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of Canada, any province thereof, the United States, any state of the United States or the District of Columbia;

(2)           the Person formed by or surviving any such consolidation or merger (if other than the Company or the Parent, as applicable) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the  Company or the Parent, as applicable, under the Notes, this Indenture, the Registration Rights Agreement, the Parent’s Guarantee and the Collateral Agreements, as applicable, pursuant to agreements reasonably satisfactory to the Trustee and the Collateral Agent, as applicable (it being agreed that if the Company is merged into the Parent, the Parent must assume all such obligations of the Company);

(3)           immediately after such transaction no Default or Event of Default exists;

(4)           except with respect to a transaction solely between the Parent, the Company and/or any Subsidiary Guarantor, either (a) the Parent or the Person formed by or surviving any such consolidation or merger (if other than the Parent), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, on the date of such transaction after giving pro-forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof, or (b) the Fixed Charge Coverage Ratio of the Parent or the surviving or transferee entity, as applicable, after giving pro-forma effect to such transaction, is greater than or equal to the Parent’s Fixed Charge Coverage Ratio immediately prior to such transaction; and

(5)           the Company or the Parent shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in a form satisfactory to the Trustee, each stating that such consolidation, merger or disposition and such Supplemental Indenture (if any) comply with this Indenture.

Section 5.02           Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Parent, the Company or the Parent’s Restricted Subsidiaries in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Parent or the Company is or are merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or the “Parent”, as applicable, shall refer instead to the successor Person and not to the Company or the Parent), and may exercise every right and power of the Company or the Parent under this Indenture with the same effect as if such successor Person had been named as the Company or the Parent herein; provided, however, that the predecessor Company or Parent shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the assets of the Parent and its Restricted Subsidiaries, taken as a whole, in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01           Events of Default.

Each of the following is an “Event of Default”:

(1)           default for 30 days in the payment when due of interest on the Notes;

(2)           default in the payment when due of the principal of, or premium, if any, on, the Notes;

(3)           failure by the Parent or the Company, as applicable,  to comply with the provisions of Section 3.09, 4.10, 4.15 or Article 5 hereof;

(4)           failure by the Parent or any of its Restricted Subsidiaries to comply for 30 days after receipt of written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes to comply with Section 4.07, 4.08, 4.09, 4.11, 4.12, 4.13, 4.17 or 4.19 hereof;

(5)           failure by the Company or the Parent, as applicable, for 60 days after notice from the Trustee or the Holders of 25% in aggregate principal amount of the Notes outstanding to comply with any of the other agreements in this Indenture or the Collateral Agreements (or 120 days with respect to Section 4.03 hereof);

(6)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

(A)           is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in the documents governing such Indebtedness on the date of such default (a “Payment Default”); or

(B)           results in the acceleration of such Indebtedness prior to its final Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

(7)           failure by the Parent or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed (including a stay pending appeal) for a period of 60 days after the date of such final judgment (or, if later, the date when payment is due pursuant to such judgment);

(8)           except as permitted by this Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee;

(9)           the Company, the Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)           commences a voluntary case,

(B)           consents to the entry of an order for relief against it in an involuntary case,

(C)           consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)           makes a general assignment for the benefit of its creditors, or

(E)           generally is not paying its debts as they become due;

(10)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)           is for relief against the Company, the Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B)           appoints a custodian of the Company, the Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, the Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary; or

(C)           orders the liquidation of the Company, the Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(11)           except as provided in this Indenture or any Collateral Agreement, any Collateral Agreement ceases to be in full force and effect in all material respects, or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in all material respects.

Section 6.02           Acceleration.

In the case of an Event of Default specified in clause (9) or (10) of Section 6.01 hereof, with respect to the Company, the Parent, any Restricted Subsidiary of the Parent that is a Significant Subsidiary or any group of Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of at least a majority in aggregate principal amount of the then-outstanding Notes by written notice to the Trustee may, on behalf of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) has been cured or waived.

Section 6.03           Other Remedies.

If an Event of Default occurs and is continuing, the Trustee and the Collateral Agent may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee and the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04           Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may, on behalf of the Holders of all of the Notes, waive any past Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes or in respect of a covenant that cannot be amended without the consent of each Holder.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05           Control by Majority.

Subject to Section 2.08, the Intercreditor Agreement and applicable law, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee or the Collateral Agent may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee or the Collateral Agent determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee or Collateral Agent in personal liability.

Section 6.06           Limitation on Suits.

Except to enforce the right to receive payment of principal, interest or premium, if any, when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)           such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)           Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)           such Holders have offered the Trustee and the Collateral Agent reasonable security or indemnity against any loss, liability or expense;

(4)           the Trustee or the Collateral Agent has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)           Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee or the Collateral Agent a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07           Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08           Collection Suit by Trustee.

Subject to the Intercreditor Agreement, if an Event of Default specified in Sections 6.01(1) or (2) hereof occurs and is continuing, each of the Trustee and the Collateral Agent may recover judgment (i) in its own name and (ii)(x) in the case of the Trustee, as trustee of an express trust or (y) in the case of the Collateral Agent, as collateral agent on behalf of each of the Holders, in each case against the Company or any other obligor on the Notes for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel and any other amounts due the Trustee or the Collateral Agent under the Indenture Documents.

Section 6.09           Trustee May File Proofs of Claim.

The Trustee and the Collateral Agent shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent and their respective agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and, subject to the Intercreditor Agreement, shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee or the Collateral Agent, and in the event that the Trustee or the Collateral Agent shall consent to the making of such payments directly to the Holders, to pay to the Trustee or the Collateral Agent any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent and their respective agents and counsel, and any other amounts due the Trustee or the Collateral Agent under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee or the Collateral Agent, its agents and counsel, and any other amounts due the Trustee or the Collateral Agent under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee or the Collateral Agent to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10           Priorities.

Subject to the Intercreditor Agreement, if the Trustee or the Collateral Agent collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:           to the Trustee and the Collateral Agent and their respective agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent and the costs and expenses of collection;

Second:           to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third:           to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11           Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Collateral Agent for any action taken or omitted by it as a trustee or collateral agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee or the Collateral Agent, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Section 6.12           Restoration of Rights and Remedies.

If the Trustee, the Collateral Agent or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Collateral Agent or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, the Collateral Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Collateral Agent and the Holders shall continue as though no such proceeding has been instituted.

Section 6.13           Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee, the Collateral Agent or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14           Delay or Omission not Waiver.

No delay or omission of the Trustee or the Collateral Agent or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or in acquiescence therein, to the extent permitted by law.  Every right and remedy given by this Article or by law to the Trustee or the Collateral Agent or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or the Collateral Agent or by the Holders, as the case may be.

ARTICLE 7
TRUSTEE AND COLLATERAL AGENT

Section 7.01           Duties of Trustee and Collateral Agent.

(a)           If an Event of Default has occurred and is continuing, the Trustee and Collateral Agent will exercise such of the rights and powers vested in it by this Indenture or any Collateral Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.  All provisions of this Article Seven applicable to the Trustee shall also apply to the Collateral Agent, whether or not a provision expressly so states.

(b)           Except during the continuance of an Event of Default:

(1)           the duties of the Trustee and the Collateral Agent will be determined solely by the express provisions of this Indenture or any Collateral Agreement and the Trustee or the Collateral Agent need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or any Collateral Agreement against the Trustee or the Collateral Agent; and

(2)           in the absence of bad faith on its part, the Trustee and the Collateral Agent  may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee or the Collateral Agent and conforming to the requirements of this Indenture or any Collateral Agreement.  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           The Trustee and the Collateral Agent may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)           neither the Trustee nor the Collateral Agent will be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee or the Collateral Agent was negligent in ascertaining the pertinent facts; and

(3)           neither the Trustee nor the Collateral Agent will be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee or the Collateral Agent is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)           No provision of this Indenture or any Collateral Agreement will require the Trustee or the Collateral Agent  to expend or risk its own funds or incur any liability.

(f)           Neither the Trustee nor the Collateral Agent will be liable for interest on any money received by it except as the Trustee or the Collateral Agent may agree in writing with the Company.  Money held in trust by the Trustee or the Collateral Agent need not be segregated from other funds except to the extent required by law.

Section 7.02           Rights of Trustee and Collateral Agent.

(a)           The Trustee and the Collateral Agent may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee and the Collateral Agent need not investigate any fact or matter stated in the document.

(b)           Before the Trustee or the Collateral Agent acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  Neither the Trustee nor the Collateral Agent will be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee or the Collateral Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           Each of the Trustee and the Collateral Agent may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           Neither the Trustee nor the Collateral Agent will be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or any Collateral Agreement.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)           Neither the Trustee nor the Collateral Agent will be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee and the Collateral Agent reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)           Neither the  Trustee nor the Collateral Agent shall be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee or the Collateral Agent shall have actual knowledge thereof or the Trustee or the Collateral Agent shall have received from the Company, any Guarantor or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 11.02 hereof, and such notice references the Notes and this Indenture.

(h)           The rights, privileges, protections, immunities and benefits given to the Trustee or the Collateral Agent, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee or the Collateral Agent in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)           The Trustee or the Collateral Agent may from time to time request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or any Collateral Agreement, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j)           The permissive right of the Trustee or the Collateral Agent to take any action under this Indenture or any Collateral Agreement shall not be construed as a duty to so act.

(k)           In the event the Trustee or the Collateral Agent receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, the Trustee or the Collateral Agent, in its sole discretion, may determine what action, if any, shall be taken.

Section 7.03           Individual Rights of Trustee and Collateral Agent.

The Trustee or the Collateral Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or the Collateral Agent.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04           Trustee’s and Collateral Agent’s Disclaimers.

(a)           Neither the Trustee nor the Collateral Agent will be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, they shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, they will not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent), and they will not be responsible for any statement or recital herein or any statement in the Notes, the Guarantees or any Collateral Agreements or any other document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication.

(b)           Beyond the exercise of reasonable care in the custody thereof and the fulfillment of its obligations under this Indenture and the Collateral Agreements, neither the Trustee nor the Collateral Agent shall have a duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. Each of the Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

(c)           Neither the Trustee nor the Collateral Agent makes any representation as to and shall not be responsible for the existence, genuineness, value, sufficiency or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Collateral Agreement, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Collateral Agreements, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Collateral, any Collateral Agreements or any agreement or assignment contained in any thereof, for the validity of the title of the Company or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Neither the Trustee nor the Collateral Agent shall have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any Collateral Agreement by the Company or any other Person that is a party thereto or bound thereby.

Section 7.05           Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if a Responsible Officer of the Trustee has actual knowledge thereof or has received written notice thereof from the Company or any Holder, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06           Reports by Trustee to Holders of the Notes.

(a)           Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA § 313(b)(2).  The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b)           Within 90 days after the time of the release, or release and substitution of Collateral, the Trustee will deliver to the Holders any report that may be required by TIA § 313(b)(1).

(c)           A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07           Compensation and Indemnity.

(a)           The Company will pay to the Trustee and the Collateral Agent from time to time reasonable compensation for their acceptance of this Indenture and services hereunder.  The Trustee’s and the Collateral Agent’s compensation will not be limited by any law on compensation of a Trustee of an express trust.  The Company will reimburse the Trustee and the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by them in addition to the compensation for their services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s and the Collateral Agent’s respective agents and counsel.

(b)           The Company and the Guarantors will indemnify the Trustee and the Collateral Agent against any and all losses, liabilities or expenses incurred by them arising out of or in connection with the acceptance or administration of their duties under this Indenture and any Collateral Agreement, including the costs and expenses of enforcing this Indenture and any Collateral Agreement against the Company and the Guarantors (including this Section 7.07) and defending themselves against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith.  The Trustee and the Collateral Agent will notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee or the Collateral Agent so to notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder.  The Company or such Guarantor will defend the claim and the Trustee and the Collateral Agent will cooperate in the defense.  The Trustee and the Collateral Agent may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel.  Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)           The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d)           To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee and the Collateral Agent will have a Lien prior to the Notes on all money or property held or collected by the Trustee or the Collateral Agent, except that held in trust to pay principal and interest on particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)           The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08           Replacement of Trustee or Collateral Agent.

(a)           A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.  References to the Trustee in this Section 7.08 shall include the Trustee in its role as Collateral Agent.

(b)           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.10 hereof;

(2)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)           a custodian or public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes incapable of acting.

(c)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)           A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09           Successor Trustee or Collateral Agent by Merger, etc.

If the Trustee or Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee or Collateral Agent.

Section 7.10           Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11           Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01           Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02           Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Guarantees) on the date the conditions set forth below are satisfied (herein, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)           the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.05 hereof;

(2)           the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3)           the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)           this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03           Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Parent, the Company and each of the Subsidiary Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, and 4.19 hereof, clause (4) of Section 5.01 hereof and Article 13 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (herein, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder.  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Parent, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(8) hereof and 6.01(11) hereof will not constitute Events of Default.

Section 8.04           Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)           in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(a)           the Company has received from, or there has been published by, the Internal Revenue Service a ruling or

(b)           since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Parent, the Company or any of the Subsidiary Guarantors is a party or by which the Company or any of the Guarantors is bound;

(6)   the Company must deliver to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit (or, if any Holder or Beneficial Owner of Notes is an insider of the Company, such later date as counsel may specify in such opinion), the trust funds will not be subject to the effect of Section 547 of the Federal Bankruptcy Code;

(7)           the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(8)           the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05           Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06           Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times or The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07           Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with this Article 8 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.04 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article 8; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01           Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, from time to time the Company, the Guarantors, the Trustee and, if such amendment, modification, waiver or supplement relates to any Collateral Agreement, the Collateral Agent, without the consent of the Holders, may amend, modify or supplement this Indenture, the Notes, the Guarantees and the Collateral Agreements:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)           to provide for the assumption of the Company’s or the Parent’s obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all of the Parent’s properties or assets;

(4)           to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights of any Holder under this Indenture, the Notes, the Guarantees or any Collateral Agreement, provided that any change to conform this Indenture, the Notes, the Collateral Agreements or the Guarantees to any provision of the “Description of Notes” section of the Offering Circular will not be deemed to adversely affect the legal rights under this Indenture of any Holder;

(5)           in connection with any addition or release of Collateral permitted under the terms of this Indenture or the Collateral Agreements;

(6)           to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture and for the securing of such Notes by the Collateral Agreements;

(7)           to add any additional Subsidiary Guarantor or to evidence the release of any Subsidiary Guarantor from its Guarantee, in each case in accordance with the terms of this Indenture;

(8)           to comply with requirements of the SEC to effect or maintain qualifications of this Indenture under the TIA; or

(9)           to evidence or provide for acceptance of appointment of a successor Trustee or Collateral Agent.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee or the Collateral Agent, as applicable, of the documents described in Section 7.02(b) hereof, the Trustee or the Collateral Agent, as applicable, will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Collateral Agent will be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02           With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee and the Collateral Agent, as applicable, may amend or supplement this Indenture, the Notes and the Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Collateral Agreements or the Guarantees may be waived, with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes). Section 2.08 and Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.  However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption or repurchase of the Notes (other than the provisions of Sections 3.09, 4.10 and 4.15 hereof);

(3)           reduce the rate of or change the time for payment of interest on any Note;

(4)           waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except, in connection with a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the Notes, a waiver of any payment default that resulted from such acceleration);

(5)           make any Note payable in currency other than that stated in the Notes;

(6)           make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes (other than as permitted in clause (7) below);

(7)           waive a redemption or repurchase payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);

(8)           release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9)           release all or substantially all of the Collateral from the Liens created pursuant to the Collateral Agreements otherwise than in accordance with this Indenture or the Collateral Agreements; or

(10)         make any change in the preceding amendment, supplement and waiver provisions.

Section 9.03           Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04           Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note by written notice to the Trustee and the Company received before the date on which the Trustee, and if such amendment, waiver or supplement relates to any Collateral Agreement, the Collateral Agent, receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

Section 9.05           Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06           Trustee and Collateral Agent to Sign Amendments, etc.

The Trustee and/or the Collateral Agent, as applicable, shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee or the Collateral Agent, as the case may be, may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the rights, duties or immunities of the Trustee or the Collateral Agent, as the case may be, under this Indenture or any Collateral Agreement.  The Trustee or the Collateral Agent, as the case may be, shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.  Such Opinion of Counsel shall not be an expense of the Trustee or the Collateral Agent, as the case may be, and shall be paid for by the Company.

ARTICLE 10
SATISFACTION AND DISCHARGE

Section 10.01           Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise specified in this Indenture), and all Guarantees and Liens created pursuant to the Collateral Agreements will be released, when:

(1)           either:

(a)           all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b)           all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, interest and premium, if any, to the date of maturity or redemption;

(2)           no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound;

(3)           the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4)           the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 10.01, the provisions of Sections 10.02 and 8.06 hereof will survive.  In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 10.02           Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with this Article 10 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 11
MISCELLANEOUS

Section 11.01           Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 11.02           Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

GASTAR EXPLORATION USA, INC.
1331 Lamar Street, Suite 1080
Houston, Texas 77010
Attention:  Chief Financial Officer
Fax:  713-739-0458

If to the Trustee or the Collateral Agent:

Wells Fargo Bank, National Association
1445 Ross Avenue, 2nd Floor
Dallas, Texas 75202 2812
Attention: Corporate Trust Services
Fax:  214-777-4086

The Company, any Guarantor, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and the Collateral Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the customary procedures of such Depositary.

Section 11.03           Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.04           Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture or any other Indenture Document, the Company shall furnish to the Trustee or, if such action relates to a Collateral Agreement, the Collateral Agent:

(1)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as applicable, (which must include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as applicable, (which must include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05           Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06   Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07           No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 11.08           Governing Law.

THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES.

Section 11.09           No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10           Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 12.07 hereof.

Section 11.11           Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.12           Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 11.13           Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

ARTICLE 12
GUARANTEES

Section 12.01           Guarantee.

(a)           Subject to this Article 12, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, the Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Collateral Agreements or the obligations of the Company hereunder or thereunder, that:

(1)           the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders, the Trustee or the Collateral Agent hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)           in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)           The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)           If any Holder, the Trustee or the Collateral Agent is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee, the Collateral Agent or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)           Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

Section 12.02   Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 12, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 12.03           Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 12.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit E hereto will be signed by an Officer of such Guarantor (by manual or facsimile signature) on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Guarantee set forth in Section 12.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Parent or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the Issue Date, if required by Section 4.17 hereof, the Parent will cause such Domestic Subsidiary to comply with the provisions of Section 4.17 hereof and this Article 12, to the extent applicable.

Section 12.04           Guarantors May Consolidate, etc., on Certain Terms.

Except as provided in Section 12.07, a Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than the Parent, the Company or another Subsidiary Guarantor, unless:

(1)           immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)           either:

(a)           the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) unconditionally assumes all the obligations of that Subsidiary Guarantor, pursuant to a supplemental indenture substantially in the form specified in this Indenture, under the Notes, this Indenture and its Guarantee on terms set forth herein; or

(b)           such sale or other disposition complies with Section 4.10 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by such supplemental indenture and instruments, executed and delivered to the Trustee and Collateral Agent and satisfactory in form to the Trustee and Collateral Agent, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture and the Collateral Agreements to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

Section 12.05           Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor.  The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits of this Indenture, the Notes or the Guarantees.

Section 12.06           Waiver of Subrogation.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

Section 12.07           Releases.

The Guarantee of a Subsidiary Guarantor and, subject to Sections 13.04, the Lien on a Guarantor’s Collateral, will be released:

(1)           in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Parent, if the sale or other disposition does not violate Section 4.10 hereof;

(2)           in connection with any sale or other disposition of all of the Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Parent, if the sale or other disposition does not violate Section 4.10 hereof;

(3)           if the Company designates that Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.18 hereof;

(4)           upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 10 hereof; or

(5)           as provided in the Intercreditor Agreement.

Any Guarantor not released from its obligations under its Guarantee as provided in this Section 12.07 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 12.

ARTICLE 13
AGREEMENTS REGARDING SECURITY

Section 13.01           Grant of Security Interest.

(a)           To secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders, the Collateral Agent or the Trustee under this Indenture, the Collateral Agreements, the Guarantees and the Notes, the Company and the Guarantors have caused Collateral Agreements to be executed and delivered concurrently with this Indenture granting to the Collateral Agent Liens (which are subject to Permitted Liens and the Intercreditor Agreement) on all Collateral (other than Excluded Collateral) that as of the Issue Date secures the First Priority Claims.  Section 4.19 hereof provides for the grant hereafter by the Company and Guarantors of additional Liens on certain other Collateral.

(b)           Each Holder, by its acceptance of a Note, consents and agrees to the terms of each Collateral Agreement, as the same may be in effect or may be amended from time to time in accordance with their respective terms, and authorizes and directs the Collateral Agent to enter into this Indenture and the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith.  Each of the Parent and the Company shall, and shall cause each of its Domestic Restricted Subsidiaries to, do or cause to be done, at its sole cost and expense, all such actions and things as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Collateral Agent the security interests in the Collateral contemplated by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Guarantees secured hereby, according to the intent and purpose herein and therein expressed and subject to the Intercreditor Agreement, including taking all commercially reasonable actions required or as may be reasonably requested by the Collateral Agent to cause the Collateral Agreements to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Collateral Agreement and the Guarantees valid and enforceable, perfected (to the extent required therein) security interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons other than as set forth in the Intercreditor Agreement, and subject to no other Liens (other than Permitted Liens), in each case, except as expressly provided herein or therein.  If required for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company, the Trustee and the Collateral Agent shall have the power to appoint, and shall take all reasonable action to appoint, one or more Persons approved by the Trustee and reasonably acceptable to the Company to act as co-Collateral Agent with respect to any such Collateral, with such rights and powers limited to those deemed necessary for the Company, the Trustee or the Collateral Agent to comply with any such legal requirements with respect to such Collateral, and which rights and powers shall not be inconsistent with the provisions of this Indenture, the Notes or the Guarantees.  The Company shall from time to time promptly pay all reasonable financing and continuation statement and mortgage recording and/or filing fees, charges and taxes relating to this Indenture, the Collateral Agreements and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

Section 13.02           Intercreditor Agreement.

           THIS INDENTURE AND THE COLLATERAL AGREEMENTS ARE SUBJECT TO THE TERMS, LIMITATIONS AND CONDITIONS SET FORTH IN THE INTERCREDITOR AGREEMENT.  THE TRUSTEE, THE COMPANY AND EACH HOLDER OF A NOTE, BY ITS ACCEPTANCE THEREOF, IS DEEMED TO HAVE AUTHORIZED AND INSTRUCTED THE COLLATERAL AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT ON ITS BEHALF.  The Trustee, the Collateral Agent and each Holder of a Note, by its acceptance thereof, acknowledge that the Collateral Agreements may be amended, modified or waived without the consent of the Trustee, the Collateral Holders or the Holders, as and to the extent provided in the Intercreditor Agreement.  The Trustee and the Collateral Agent further acknowledge that the Collateral Agent is required, under certain circumstances provided in the Intercreditor Agreement, to enter into additional documents and agreements to confirm that the Intercreditor Agreement applies to restatements and refinancings of the Credit Agreement.

Section 13.03           Recording and Opinions.

(a)           Each of the Company and the Guarantors shall file financing statements in its jurisdiction of organization and in any other relevant jurisdictions describing itself as debtor, the Collateral Agent as secured party, and the collateral covered by such financing statements as “All assets of Debtor, all proceeds thereof, and all rights and privileges with respect thereto, other than Excluded Collateral” (or substantially similar words) and, if the Collateral Agent so requests, containing more specific descriptions of some or all of the Collateral.  The Company and the Guarantors, and each of them, hereby authorize the Collateral Agent to file the foregoing financing statements from time to time on their behalf in all relevant jurisdictions and to file amendments and continuation statements from time to time with respect thereto.  The Company shall furnish to the Trustee, at such time as required by the TIA, such Opinions of Counsel and certificates or opinions of engineers, appraisers or other experts as may be required by Section 314(b) or 314(d) of the TIA and shall take such other action as may be necessary to cause TIA Section 314(d) relating to the release of property from the security interests created by this Indenture and the Collateral Agreements to be complied with.  Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.  A Person is “independent” if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company.  The Trustee and the Collateral Agent shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

Section 13.04           Release of Collateral.

(a)           Subject to the Intercreditor Agreement (which permits the First Priority Agent to release the Lien of the Collateral Agent on the Collateral under certain circumstances), the Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Agreements unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Agreements.

(b)           The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements.  To the extent permitted under the TIA  and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, the fair value of Collateral released from the Liens and security interest created by this Indenture and the Collateral Agreements pursuant to the terms of the Collateral Agreements shall not be considered in determining whether the aggregate fair value of the Collateral released from the Liens and security interest created by this Indenture and the Collateral Agreements in any calendar year exceeds the 10% threshold specified in TIA § 314(d)(1). Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of TIA §314(d) if under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.

(c)           Notwithstanding any provision to the contrary herein, Collateral comprised of accounts receivable, inventory or (prior to the occurrence and during the continuance of an Event of Default) the proceeds of the foregoing shall be subject to release upon sales of such inventory and collection of the proceeds of such accounts receivable in the ordinary course of business and, as and when requested by the Company, the Collateral Agent to authorized or execute and deliver UCC financing statement amendments or releases that delete such released Collateral or any Excluded Collateral from any previously filed financing statements that included such released Collateral or any Excluded Collateral in the description of the assets covered thereby.  If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company may request to evidence or confirm that the Collateral falling under this Section 13.04 has been released from the Liens of each of the Collateral Agreements.  The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.

(d)           Subject to the foregoing, Collateral may be released from the Lien and security interest created by the Collateral Agreements at any time or from time to time in accordance with the provisions of the Collateral Agreements or as provided hereby.  Upon the request of the Company pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder, the Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the Indenture Documents under any one or more of the following circumstances:

(1)           to enable the Company to consummate asset dispositions permitted or not prohibited under Section 4.10;

(2)           if any Subsidiary that is a Subsidiary Guarantor is released from its Guarantee, that Subsidiary’s assets will also be released from the Liens securing the Notes;

(3)           as described in Article 9;

(4)   if the Administrative Agent has released all of its Liens on any such assets and the Company delivers the Trustee an Officers’ Certificate at the time of any such release of Collateral certifying that, after giving effect to such release, no Default or Event of Default exists and the Collateral includes Oil and Gas Properties representing at least 85% of the PV-10 value of the Parent’s and its Restricted Subsidiaries’ proved oil and gas reserves located in the United States as reflected in the most recent available semi-annual reserve report (which shall use pricing assumptions consistent with SEC guidelines); and

(5)           if required in accordance with the terms of the Intercreditor Agreement.

The Liens on all Collateral that secures the Indenture Documents also will be released:

(1)           if the Company exercises its Legal Defeasance or Covenant Defeasance option described under Article 8; or

(2)           upon satisfaction and discharge of this Indenture or payment in full of the principal of, and premium, if any, and accrued and unpaid interest on, the Notes and all other Obligations that are then due and payable.

Upon receipt of such Officers’ Certificate and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Agreements.

Section 13.05           Form and Sufficiency of Release.

In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor, and the Company or such Guarantor requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Agreements, the Collateral Agent and the Trustee, as applicable, shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release.  Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

Section 13.06           Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

Section 13.07            Actions to Be Taken by the Collateral Agent.

Wells Fargo Bank, National Association is hereby appointed to act in its capacity as the Collateral Agent.  Subject to the provisions of the applicable Collateral Agreements:

(a)           the Collateral Agent shall execute and deliver the Collateral Agreements and act in accordance with the terms thereof;

(b)           the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to:

(1)           enforce any of the terms of the Collateral Agreements, and

(2)           collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Guarantees, the Collateral Agreements; and

(c)           the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent).

Anything contained in any of the Indenture Documents to the contrary notwithstanding, no Holder shall have any right individually to realize upon any of the Collateral.  All powers, rights and remedies of the Collateral Agent hereunder and under the Collateral Agreements may be exercised solely by the Collateral Agent.

Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement.

Section 13.08           Receipt of Funds by the Collateral Agent.

The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Agreements to the extent permitted under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Collateral Agent and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

Section 13.09           Trustee and Collateral Agent  Not Fiduciary for Holders of First Priority Claims.

The Trustee and the Collateral Agent shall not be deemed to owe any fiduciary duty to the holders of First Priority Claims and shall not be liable to any such holders if the Trustee or the Collateral Agent shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other Person cash, property or securities to which any holders of First Priority Claims shall be entitled by virtue of this Article or otherwise.  With respect to the holders of First Priority Claims, the Trustee and the Collateral Agent undertake to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of First Priority Claims shall be read into this Indenture against the Trustee or the Collateral Agent.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GASTAR EXPLORATION USA, INC.

By:	/s/ J.RUSSELL PORTER
J. Russell Porter
President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee and collateral agent

By:	/s/ PATRICK GIORDANO
Name: Patrick T. Giordano
Title:

GUARANTORS:

GASTAR EXPLORATION LTD.		GASTAR EXPLORATION NEW SOUTH WALES, INC.

By:	/s/ MICHAEL A. GERLICH	By:	/s/ J. RUSSELL PORTER
	Michael A. Gerlich		J. Russell Porter
	Vice President and Chief Financial Officer		President

GASTAR EXPLORATION VICTORIA, INC.		GASTAR EXPLORATION TEXAS, INC.

By:	/s/ J. RUSSELL PORTER	By:	/s/ J. RUSSELL PORTER
	J. Russell Porter		J. Russell Porter
	President		President

GASTAR EXPLORATION TEXAS, LP		GASTAR EXPLORATION TEXAS, LLC

By:	Gastar Exploration Texas LLC, its general partner
		By:	/s/ J. RUSSELL PORTER
J. Russell Porter
By:	/s/ J. RUSSELL PORTER		President
J. Russell Porter
President

EXHIBIT A
[Face of QIB/IAI/Reg S Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of this Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of this Indenture]

[Insert Regulation S Temporary Global Note Legend, if applicable, pursuant to the provisions of this Indenture]

CUSIP/CINS ____________

12 ¾% Senior Secured Notes due 2012

No. ___	$____________

GASTAR EXPLORATION USA, INC.

promises to pay to [ ____________ ] or registered assigns, the principal sum of __________________________________________________________ DOLLARS on December 1, 2012.

Interest Payment Dates:  June 1 and December 1, beginning June 1, 2008.

Record Dates:  May 15 and November 15.

Dated:  _______________, 20__

GASTAR EXPLORATION USA, INC.

By:
Name:
Title:

Trustee Certificate of Authentication

This is one of the Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
  as Trustee

By:
Authorized Signatory

[Back of Note]
12 ¾% Senior Secured Notes due 2012

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           INTEREST.  Gastar Exploration USA, Inc., a Michigan corporation (the “Company”), promises to pay interest on the principal amount of this Note at a rate of 12 ¾% per annum, from November 29, 2007 until maturity.  The Company will pay interest semi-annually in arrears on June 1and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof (each, a “Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 1, 2008.  The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate of 13 ¾% per annum to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  The Company also will pay additional interest on this Note under circumstances described in Section 2.13 of the Indenture.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)           METHODOF PAYMENT.  The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on May 15 or November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)           PAYING AGENTAND REGISTRAR.  Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

(4)           INDENTURE.  The Company issued the Notes under an Indenture dated as of November 29, 2007 (the “Indenture”) among the Company, the Guarantors, the Trustee and the Collateral Agent.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)           OPTIONAL REDEMPTION.

The Notes are subject to redemption as provided in Article III of the Indenture.

(6)           MANDATORY REDEMPTION.

The Company is not  required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holder.

(a)           Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth in the Indenture.  In the Change of Control Offer, the Company will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of settlement (the “Change of Control Purchase Date”), subject to the rights of Holders on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Purchase Date. Within 30 days following any Change of Control, the Company will mail a notice to each Holder and the Trustee setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)           If the Parent or any of its Restricted Subsidiaries consummates an Asset Sale, the Parent in circumstances specified in the Indenture may be required to commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the specified proceeds of such Asset Sale at an offer price in cash in an amount equal to 100% (or a higher percentage in certain circumstances) of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(7)           NOTICEOF REDEMPTION.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.

(8)           DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(9)           PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(10)         AMENDMENT, SUPPLEMENT, AND WAIVER.  Subject to certain exceptions, the Indenture, the Notes, the Collateral Agreements or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, voting as a single class.  Without the consent of any Holder of a Note, the Indenture, the Notes, the Collateral Agreements or the Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency and to effect certain other changes as set forth in the Indenture.

(11)         DEFAULTSAND REMEDIES.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any,) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(12)         TRUSTEE DEALINGSWITH COMPANY.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(13)         NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

(14)         AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(15)         ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(16)         CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(17)         GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

GASTAR EXPLORATION USA, INC.
1331 Lamar Street, Suite 1080
Houston, Texas 77010
Attention:  Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:  _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

ØSection 4.10	ØSection 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:  _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:  _________________________

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULEOF EXCHANGESOF INTERESTS INTHE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

GASTAR EXPLORATION USA, INC.
1331 Lamar Street, Suite 1080
Houston, Texas 77010
Attention:  Chief Financial Officer

Wells Fargo Bank, National Association
1445 Ross Avenue, 2nd Floor
Dallas, Texas 75202 2812
Facsimile No.: (214) 777-4806
Attention:  Corporate Trust Services

Re:  12 ¾% Senior Secured Notes due 2012

Reference is hereby made to the Indenture, dated as of November 29, 2007 (the “Indenture”), among Gastar Exploration USA, Inc., as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to  ___________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.      ☐ Check if Transferee will take delivery of a beneficial interest in the QIB Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to an in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Personal and each such account is a “qualified  institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transfer enumerated in the Private Placement Legend printed on the QIB Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.      ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S  Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.      ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐   such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)           ☐   such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)           ☐   such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.           The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)   ☐   a beneficial interest in the:

(i)           ☐    QIB Global Note (CUSIP __________), or

(ii)          ☐    Regulation S Global Note (CUSIP _________), or

(iii)         ☐    IAI Global Note (CUSIP _________); or

2.           After the Transfer the Transferee will hold:

[CHECK ONE]

(a)   ☐   a beneficial interest in the:

(i)           ☐    QIB Global Note (CUSIP __________), or

(ii)          ☐    Regulation S Global Note (CUSIP _________), or

(iii)         ☐    IAI Global Note (CUSIP _________); or

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

GASTAR EXPLORATION USA, INC.
1331 Lamar Street, Suite 1080
Houston, Texas 77010
Attention:  Chief Financial Officer

Wells Fargo Bank, National Association
1445 Ross Avenue, 2nd Floor
Dallas, Texas 75202 2812
Facsimile No.: (214) 777-4806
Attention:  Corporate Trust Services

Re:  12 ¾% Senior Secured Notes due 2012

(CUSIP ____________)

Reference is hereby made to the Indenture, dated as of November 29, 2007 (the “Indenture”), among Gastar Exploration USA, Inc., as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.           Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an unrestricted Global Note.

(a)      ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an unrestricted Global Note. In connection with the Exchange of the owner's beneficial interest in a Restricted Global Note for a beneficial interest in an unrestricted Global Note in an equal principal amount, the owner hereby certifies (i) the beneficial interest is being acquired for the owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an unrestricted Global Note is being acquired in compliance with any applicable blue sky Notes laws of any state of the United States.

(b)      ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to unrestricted Definitive Note. In connection with the Exchange of the owner's beneficial interest in a Restricted Global Note for an unrestricted Definitive Note, the owner hereby certifies (i) the Definitive Note is being acquired for the owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky Notes laws of any state of the United States.

(c)      ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an unrestricted Global Note. In connection with the owner's Exchange of a Restricted Definitive Note for a beneficial interest in an unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky Notes laws of any state of the United States.

(d)      ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the owner's Exchange of a Restricted Definitive Note for an unrestricted Definitive Note, the owner hereby certifies (i) the unrestricted Definitive Note is being acquired for the owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the unrestricted Definitive Note is being acquired in compliance with any applicable blue sky Notes laws of any state of the United States.

2.           Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)      ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)       ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ QIB Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

3.   Transfers of Notes if Transferee will take delivery of a beneficial interest in an unrestricted Global Note or of an unrestricted Definitive Note.

(a)      ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Notes Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky Notes laws of any state of the united states and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Notes Act. upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)      ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Notes Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky Notes laws of any state of the united States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Notes Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)      ☐ Check if Transfer is Pursuant to other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  ______________________

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

GASTAR EXPLORATION USA, INC.
1331 Lamar Street, Suite 1080
Houston, Texas 77010
Attention:  Chief Financial Officer

If to the Trustee:
Wells Fargo Bank, National Association
1445 Ross Avenue, 2nd Floor
Dallas, Texas 75202 2812
Facsimile No.: (214) 777-4806
Attention:  Corporate Trust Services

Re:  12 ¾% Senior Secured Notes due 2012

Reference is hereby made to the Indenture, dated as of November 29, 2007 (the “Indenture”), among Gastar Exploration USA, Inc., as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a)  ☐ a beneficial interest in a Global Note, or

(b)  ☐ a Definitive Note,

we confirm that:

1.           We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.           We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3.           We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.           We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.           We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  _______________________

D-2

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of November 29, 2007 (the “Indenture”) among Gastar Exploration USA, Inc., (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and collateral agent, (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture, and the limitations thereon, are expressly set forth in Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR]

By:
Name:
Title:

[NAME OF GUARANTOR]

By:
Name:
Title:

[NAME OF GUARANTOR]

By:
Name:
Title:

E-1

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of ________________, 2007, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Gastar Exploration Ltd. (or its permitted successor), an Alberta company (the “Parent”), Gastar Exploration (USA), Inc. (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”) under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee and Collateral Agent an indenture (the “Indenture”), dated as of November 29, 2007 providing for the issuance of 12 ¾% Senior Secured Notes due 2012 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee and Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee and Collateral Agent  mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.           Agreement to Guarantee.  The Guaranteeing Subsidiary hereby agrees to give and provide its unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 12 thereof, and subject to the limitations therein.

3.           No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

4.           NEW YORK LAW TO GOVERN.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5.           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.           The Trustee and Collateral Agent.  The Trustee and Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated:  _______________, 20__

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

GASTAR EXPLORATION USA, INC.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

By:
Authorized Signatory